UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006

MSC Industrial Direct Co., Inc.

(Exact name of registrant as specified in its charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Maxess Road, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (516) 812-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01.  Other Events.

The Commentary to Section 303A.09 of the New York Stock Exchange (“NYSE”) Listing Standards requires a listed company to disclose in its proxy statement that its corporate governance guidelines are available on its website and that printed copies of such guidelines and the charters of its Audit, Compensation and Nominating and Corporate Governance Committees are available upon request by a shareholder.  The Commentary to Section 303A.10 of the NYSE Listing Standards requires a listed company to disclose in its proxy statement that its code of business conduct and ethics is posted on its website, it will disclose on its website amendments to or waivers from such code and that printed copies of such code are available upon request by a shareholder.

On January 23, 2006, the Registrant notified the NYSE that it inadvertently omitted the following instructional information in its Proxy Statement filed on December 2, 2005 as to where certain corporate governance information could be accessed or obtained.  The Registrant’s Corporate Governance Guidelines, Code of Ethics that applies to its Chief Executive Officer and senior financial officers and Code of Business Conduct applicable to the Board of Directors, the Registrant’s officers and all of the Registrant’s employees are available on the Registrant’s website, www.mscdirect.com.  The Registrant will disclose on its website amendments to or waivers from its Code of Ethics and Code of Business Conduct in accordance with all applicable laws and regulations.  Printed copies of the Corporate Governance Guidelines, Code of Ethics and Code of Business Conduct, as well as printed copies of the charters of the Registrant’s Audit, Compensation and Nominating and Corporate Governance Committees are available to any shareholder requesting a copy by writing to:  Corporate Secretary, MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

The Registrant is correcting such omission by filing this Current Report on Form 8-K and will include such information in its Proxy Statement for its 2007 Annual Meeting of Shareholders and future Proxy Statements as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Industrial Direct Co., Inc.

Date: January 26, 2006	By:	/s/ Shelley M. Boxer
		Name:	Shelley M. Boxer
		Title:	Vice President, Finance